UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2005
HUMAN GENOME SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-022962 (Commission File Number)	22-3178468 (IRS Employer Identification No.)

14200 Shady Grove Road, Rockville, Maryland (Address of principal executive offices)	20850-7464 (ZIP Code)
Registrant’s telephone number, including area code: (301) 309-8504

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
     Item 2.03 is incorporated herein by reference.
Section 2 – Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On August 9, 2005, Human Genome Sciences, Inc. (the “Company”) completed the sale of its private offering of $230,000,000 aggregate principal amount of 2-1/4% Convertible Subordinated Notes Due 2012 (the “Notes”), pursuant to a Purchase Agreement dated August 4, 2005 by and among the Company and the initial purchasers of the Notes. The Company will pay interest on the Notes on February 15 and August 15 of each year, beginning on February 15, 2006. The Notes will mature on August 15, 2012. The Company may not redeem the Notes prior to maturity. The Notes are subordinated to all of the Company’s existing and future senior indebtedness.
     The holders of the Notes may require the Company to repurchase the Notes upon specified change in control events, except that this repurchase right does not apply to transactions in which all of the consideration consists of common stock and in certain other circumstances under the terms of the Notes. In addition, if a holder of the Notes elects to convert its Notes in connection with a specified change in control event, the holder may also be entitled to receive a make-whole premium in certain circumstances.
     The Company has agreed to file a shelf registration statement with respect to the Notes and the common stock issuable upon conversion thereof, pursuant to a Registration Rights Agreement dated as of August 9, 2005. In the event the Company fails to comply with its obligations under the Registration Rights Agreement, it will pay additional interest on the Notes.
     The Company intends to use all of the net proceeds from the offering to repurchase, from time to time, its outstanding 5% Convertible Subordinated Notes Due 2007 and 3-3/4% Convertible Subordinated Notes Due 2007. As of the close of business on August 8, 2005, the Company had repurchased approximately $118.6 million aggregate principal amount of its outstanding convertible subordinated debt.

Section 3 – Securities and Trading Markets
Item 3.02. Unregistered Sales of Equity Securities.
     The Notes are convertible, at the option of the holder, at any time prior to maturity, into shares of the Company’s common stock. The Notes are convertible at a conversion rate of 56.2303 shares per $1,000 principal amount of Notes, which is equal to a conversion price of approximately $17.78, subject to adjustment. The issuance of the Notes was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), as the Notes were offered solely to qualified institutional buyers within the meaning of Rule 144A of the Securities Act.
Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Exhibits.

Exhibit	Description

4.1	Indenture dated as of August 9, 2005 between Human Genome Sciences, Inc. and The Bank of New York, as trustee, including the form of 2-1/4% Convertible Subordinated Notes Due 2012 attached as an exhibit thereto.

4.2	Registration Rights Agreement dated as of August 9, 2005 by and among Human Genome Sciences, Inc. and the Initial Purchasers named therein.

10.1	Purchase Agreement dated as of August 4, 2005 by and among Human Genome Sciences, Inc. and the Initial Purchasers named therein.

99.1	Press Release dated August 9, 2005.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMAN GENOME SCIENCES, INC.

/s/ James H. Davis, Ph.D.

	Name:	James H. Davis, Ph.D.
	Title:	Executive Vice President, General Counsel and Secretary

Date: August 9, 2005

INDEX TO EXHIBITS

Exhibit	Description

4.1	Indenture dated as of August 9, 2005 between Human Genome Sciences, Inc. and The Bank of New York, as trustee, including the form of 2-1/4% Convertible Subordinated Notes Due 2012 attached as an exhibit thereto.

4.2	Registration Rights Agreement dated as of August 9, 2005 by and among Human Genome Sciences, Inc. and the Initial Purchasers named therein.

10.1	Purchase Agreement dated as of August 4, 2005 by and among Human Genome Sciences, Inc. and the Initial Purchasers named therein.

99.1	Press Release dated August 9, 2005.